GHS001













                         [Name of Global Hub Portfolio]


            --------------------------------------------------------


                        GLOBAL HUB AND SPOKEsm AGREEMENT

                               Dated as of [Date]

                                  By and Among

                            [Name of Investment Fund]

          and the Supervisors of the Global Hub Portfolio Named Therein













______________________________
"GLOBAL HUB AND SPOKEsm" is a service mark of Signature Financial Group, Inc.

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                                TABLE OF CONTENTS
Section                                                                    Page

1.       Supervisors......................................................... 2

         1.1      Appointment................................................ 2
         1.2      Vacancies; Qualifications.................................. 2
         1.3      Term; Resignation, Removal and Retirement; By-Laws......... 2
         1.4      Duties and Responsibilities................................ 3
         1.5      Action by the Supervisors.................................. 3
         1.6      Powers; Expenses........................................... 3
         1.7      Limitation of Liability to the Fund........................ 3
         1.8      Indemnification............................................ 3
         1.9      No Duty of Investigation................................... 4
         1.10     Reliance on Others......................................... 4

2.       Representations and Warranty of the Fund ........................... 4

3.       Term ............................................................... 5

4.       Amendment .......................................................... 5

5.       Non-Transferability................................................. 5

6.       Notices............................................................. 5

7.       Governing Law; Jurisdiction......................................... 6

8.       Global Hub and Spoke Arrangements; Name............................. 6

9.       Provisions or Arrangements in Conflict with Other Agreements,
          Law or Regulations................................................. 6


Appendix                                                                   Page

A-1.     Form of Investment Advisory Arrangements with [Name of
           Investment Adviser].............................................. A-1

A-2.     Form of Administration Arrangements with [Name of Administrator].. A-[]

B.       Form of Custodian Arrangements with [Name of Custodian]............ B-1

C.       Investment Objective, Policies and Restrictions.................... C-1

                                       i
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GHS001


                        GLOBAL HUB AND SPOKEsm AGREEMENT

         GLOBAL HUB AND SPOKE AGREEMENT, dated as of [Date], by and among [Name of Investment Fund], a [Form of Organization] (the "Fund"), and the individuals named on the signature page hereof, such individuals (together with each individual hereafter appointed as such pursuant to Section 1.2 hereof) acting hereunder in a fiduciary capacity are hereinafter referred to as the "Supervisors".

                                   WITNESSETH:

         WHEREAS, pursuant to an Agreement, the Fund has appointed and delegated to [Name of Investment Adviser], a [Form of Organization] (the "Investment Adviser"), the duties and responsibilities set forth in the investment advisory arrangements set forth in Appendix A-1 hereof and the Investment Adviser has accepted such appointment; and

         WHEREAS, pursuant to an Agreement, the Fund has appointed and delegated to [Name of Administrator], a [Form of Organization] (the "Administrator"), the duties and responsibilities set forth in the administration arrangements set forth in Appendix A-2 hereof and the Administrator has accepted such appointment; and

         WHEREAS, pursuant to an Agreement, the Fund has appointed and delegated to [Name of Custodian], a [Form of Organization] (the "Custodian"), the duties and responsibilities set forth in the custodian arrangements set forth in Appendix B hereof and the Custodian has accepted such appointment; and

         WHEREAS, the Fund desires to appoint the Supervisors, among other things, to monitor and oversee the arrangements which are the subject of this Global Hub and Spoke Agreement (the "Global Hub and Spoke arrangements") and each Supervisor desires to accept such appointment and to serve in such capacity; and

         WHEREAS, in connection with such appointments and the Global Hub and Spoke arrangements, the Fund desires all or part of the securities, cash and/or other assets (collectively, "Assets") owned by the Fund to be held for safekeeping by the Custodian or one or more sub-custodians; and

         WHEREAS, with respect to all Assets of the Fund which are held from time to time for safekeeping by the Custodian or one or more sub-custodians the Fund desires to receive advice from the Investment Adviser in accordance with the investment objective, policies and restrictions set forth in Appendix C hereof.

______________________________
"GLOBAL HUB AND SPOKEsm" is a service mark of Signature Financial Group, Inc.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

1.       Supervisors.


         1.1 Appointment. The Fund hereby appoints each individual named on the signature page hereof as a Supervisor and empowers each such individual and each individual hereafter appointed as a Supervisor pursuant to Section 1.2 hereof with the duties and responsibilities to monitor and oversee in a fiduciary capacity the Global Hub and Spoke arrangements, and each individual named on the signature page hereof hereby accepts such appointment to act in a fiduciary capacity as such a Supervisor.

         1.2 Vacancies; Qualifications. The number of Supervisors shall be fixed from time to time by the Fund. The Fund may increase the number of Supervisors and may fill any vacancy created by a Supervisor's death, resignation, retirement, removal or adjudicated incompetence or other incapacity to perform the duties or discharge the responsibilities of a Supervisor by the appointment of an individual of at least 21 years of age who is not under a legal disability. No vacancy shall operate to annul this Global Hub and Spoke Agreement or to revoke any direction or delegation previously given or made pursuant to the terms of this Global Hub and Spoke Agreement. Any appointment of a Supervisor after the date hereof shall not become effective until the individual named shall in writing have accepted such appointment and agreed to be bound by the terms of this Global Hub and Spoke Agreement. Until any such appointment becomes effective, the remaining Supervisors, regardless of their number, shall have all the powers granted to the Supervisors by this Global Hub and Spoke Agreement and shall perform all the duties and discharge all the responsibilities imposed upon the Supervisors by this Global Hub and Spoke Agreement.

         1.3 Term; Resignation, Removal and Retirement; By-Laws. Each Supervisor shall serve as such during the term of the Global Hub and Spoke arrangements except in the event of a Supervisor's death, resignation, retirement, removal or adjudicated incompetence or other incapacity to perform the duties or discharge the responsibilities of a Supervisor. A Supervisor may resign without the need for a prior or subsequent accounting for his or her acts and transactions as a Supervisor. The Fund shall adopt By-Laws for the monitoring and overseeing by the Supervisors of the Global Hub and Spoke arrangements, including the appointment of officers or other agents to assist the Supervisors. Such By-Laws may be amended from time to time by the Fund. The Fund agrees to furnish the Supervisors with a copy of such By-Laws (and any amendment thereto) and to provide in such By-Laws (and in each amendment thereto) that such By-Laws (or any such amendment) shall not become effective until the Supervisors acknowledge receipt of such By-Laws (or such amendment) and have agreed to be bound by the terms of such By-Laws (or such amendment).

         1.4 Duties and Responsibilities. The Supervisors shall have the duties and responsibilities of monitoring and overseeing the Global Hub and Spoke arrangements. These duties and responsibilities shall include, but not be limited to, the duties and responsibilities referred to in Sections 1.5, 1.6,
                  1.9 and 1.10 hereof and the monitoring and oversight of the Investment Adviser, Administrator and Custodian. No Supervisor shall, as such, be obligated to give any bond or surety or other security for the performance of any of such Supervisor's duties or the discharge of any of such Supervisor's responsibilities hereunder.

         1.5 Action by the Supervisors. Any action which is or may be required to be taken by the Supervisors pursuant to this Global Hub and Spoke Agreement or applicable law or regulation shall, unless otherwise expressly provided to the contrary, be taken by a majority of the Supervisors either at a meeting or by written consent. Unless otherwise expressly provided in this Global Hub and Spoke Agreement or by applicable law or regulation, the Supervisors shall have the power to delegate the taking of any such action to such person or persons as the Supervisors may determine and where applicable any such delegation shall be deemed to be a delegation by the Fund to such delegee.

         1.6 Powers; Expenses. In connection with the performance of the monitoring and oversight functions as described herein, the powers of the Supervisors shall include any power vested in the Supervisors by this Global Hub and Spoke Agreement and by any applicable law or regulation, including, but not limited to, the power to enter into other agreements pursuant to the provisions of Section 8 hereof and the power to incur liabilities for governmental fees, fees and expenses of independent auditors and legal counsel, licensing fees, insurance premiums, and expenses of preparing and mailing reports to the Fund and to governmental officers and commissions. Subject to the prior written consent of the Fund, the Supervisors may also perform such other acts or incur such other costs and liabilities as they deem proper for the monitoring and oversight of the Global Hub and Spoke arrangements, including the incurring of liability for fees and expenses of the Supervisors. The powers of the Supervisors may be exercised without order of or resort to any court.

         1.7 Limitation of Liability to the Fund. No Supervisor shall be liable to the Fund for any action or failure to act except for such Supervisor's own bad faith, wilful misfeasance, gross negligence or reckless disregard of such Supervisor's duties.

         1.8 Indemnification. The Fund shall indemnify, to the fullest extent permitted by applicable law and regulation, each individual who is a Supervisor against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such individual in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such individual may be involved or with which such individual may be threatened by reason of such individual being or having been a Supervisor and which is brought by or on behalf of a holder of shares in the Fund, except with respect to any matter as to which such individual shall have been adjudicated to have acted in bad faith or with wilful misfeasance or gross negligence or reckless disregard of such individual's duties; provided, however, that as to any matter disposed of by a compromise payment by such individual, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such individual did not act in bad faith or with wilful misfeasance or gross negligence or reckless disregard of such individual's duties by a court or other body approving the disposition or by written opinion from independent legal counsel approved by the Fund and the other Supervisors based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such individual did not engage in such conduct. The Fund shall make advance payments in connection with the indemnification provided for in the preceding sentence, provided that the indemnified individual shall have given a written undertaking to reimburse the Fund in the event it is subsequently determined that such individual is not entitled to such indemnification. The rights accruing to any individual under these provisions shall not exclude any other right to which such individual may be lawfully entitled.

         1.9 No Duty of Investigation. Every obligation, contract, instrument, certificate or other interest or undertaking made or given in connection with the monitoring and oversight by the Supervisors of the Global Hub and Spoke arrangements, and every other act or thing whatsoever done in connection therewith, shall be conclusively taken to have been done by the persons responsible therefor only in their capacity as Supervisors. Any person dealing with a Supervisor may rely on the validity of any such obligation, contract, instrument, certificate, interest, undertaking, act or thing without any obligation to make any further inquiry concerning such validity.

         1.10 Reliance on Others. Each Supervisor shall, in the performance of such individual's duties and in the discharge of such individual's responsibilities, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books and records reflecting the Global Hub and Spoke arrangements, upon an opinion of counsel, or upon reports made or information or advice given, or the absence of certain reports to be made or information or advice to be given, by any officer or other agent appointed to assist the Supervisors or by or under the direction of the Investment Adviser, Administrator, Custodian or by any accountant, expert, consultant or delegee of the Supervisors selected with reasonable care by the Supervisors, regardless of whether such counsel, accountant or expert may also be a Supervisor.

2. Representations and Warranty of the Fund. The Fund hereby represents to each Supervisor that this Global Hub and Spoke Agreement has been, and each agreement entered into by the Fund in connection herewith has been or will be, duly executed and delivered by the Fund and constitute the valid obligations of the Fund, legally binding upon it and enforceable against it in accordance with their respective terms. Neither such execution or delivery, nor the performance by the Fund of its rights and obligations under this Global Hub and Spoke Agreement, any such agreement or the Global Hub and Spoke arrangements, including the delegation of functions to the Investment Adviser, Administrator and Custodian, constitutes a violation or breach of any charter or governing instrument of the Fund, or of any law, order, injunction or regulation to which the Fund is subject, which would have a material adverse effect on the ability of the Fund to carry out the terms of this Global Hub and Spoke Agreement, any such agreement or the Global Hub and Spoke arrangements. The Fund hereby warrants that it will inform each Supervisor in the event that the performance by the Fund of its rights and obligations under this Global Hub and Spoke Agreement, any such agreement or the Global Hub and Spoke arrangements would constitute such violation or breach at any time subsequent to the execution and delivery thereof.

3. Term. This Global Hub and Spoke Agreement may be terminated at any time either by the Fund or, with the prior written approval of the Fund, by a written instrument executed by the Supervisors. Upon the conclusion of the winding up of the Global Hub and Spoke arrangements, the Supervisors shall be discharged from all further liability, accountability and responsibility under this Global Hub and Spoke
         Agreement, and the rights and interests of all parties under this Global Hub and Spoke Agreement shall thereupon cease.

4. Amendment. This Global Hub and Spoke Agreement may be amended by a written instrument executed by the Fund and the Supervisors. No amendment to any provision of this Global Hub and Spoke Agreement shall affect any of the other provisions of this Global Hub and Spoke Agreement or the Global Hub and Spoke arrangements or render invalid or improper any action taken or omitted prior thereto, unless such amendment expressly provides otherwise.

5. Non-Transferability. Each and all of the provisions of this Global Hub and Spoke Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Global Hub and Spoke Agreement, their respective successors and assigns. This Global Hub and Spoke Agreement and any rights herein granted and any obligations herein assumed may not be transferred, sold, exchanged, assigned or encumbered by any party.

6. Notices. Any notice, instruction or other document to be given under this Global Hub and Spoke Agreement by any party hereto to any other shall be in writing and shall be delivered personally, sent by registered or certified mail, postage prepaid, or sent by facsimile or electronic mail transmission as follows:

         (a)      if to the Fund, to:



         (b)      if to [Name of Supervisor], to:


         (c)      if to [Name of Supervisor], to:



         (d)      if to [Name of Supervisor], to:

         or to such other address as may be specified in writing to the other parties hereto, and shall be deemed to have been given if delivered personally upon delivery at the relevant address, if sent by registered or certified mail seven business days after the date of posting, and if sent by facsimile or electronic mail transmission when dispatched subject to confirmation of uninterrupted transmission or receipt by a transmission or similar report.

7.       Governing Law; Jurisdiction. [Insert applicable provision]

8. Global Hub and Spoke Arrangements; Name. The Fund acknowledges that the Supervisors, in their sole discretion, have entered or intend to enter into one or more other agreements substantively identical in all material respects to this Global Hub and Spoke Agreement (such other agreements together with this Global Hub and Spoke Agreement are hereinafter referred to as the "Agreements") with other collective investment entities or investors (such entities or investors together with the Fund are hereinafter referred to as the "Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof. At such time as the Supervisors enter into one or more other Agreements the Fund shall adopt procedures for the operation of the Global Hub and Spoke arrangements. Such procedures shall be substantially identical in all material respects to the procedures adopted by other Funds that have entered into Agreements. Such procedures may be amended from time to time by the Fund. Such procedures may be amended from time to time by the Fund. The Fund agrees to furnish the Supervisors with a copy of such procedures (and any amendment thereto) and to provide in such procedures (and in each amendment thereto) that such procedures (or any such amendment) shall not become effective until the Supervisors acknowledge receipt of such procedures (or such amendment) and have agreed to be bound by the terms of such procedures (or such amendment).

         The Global Hub and Spoke arrangements may be referred to as the "[Name of Global Hub Portfolio]".

9. Provisions or Arrangements in Conflict with Other Agreements, Law or Regulations. If the provisions of this Global Hub and Spoke Agreement conflict with the provisions of any other agreement entered into by the Fund in connection with the Global Hub and Spoke arrangements, the provisions of this Global Hub and Spoke Agreement shall prevail. The provisions of this Global Hub and Spoke Agreement and the Global Hub and Spoke arrangements shall at all times be interpreted and implemented so as not to violate the requirements of any laws and regulations with which the parties hereto and the parties to the other Agreements must comply. In the event that such provisions or arrangements or the interpretation or implementation thereof are in violation of the requirements of such laws or regulations, this Global Hub and Spoke Agreement may be amended by the Fund and the Supervisors in accordance with Section 4 hereof to correct such violation.

         IN WITNESS WHEREOF, the parties hereto have caused this Global Hub and Spoke Agreement to be executed as of the day and year first above written.


                                           [Name of Investment Fund]



                                           By:_________________________________




                                              _________________________________
                                             [Name of Supervisor]



                                             _________________________________
                                             [Name of Supervisor]



                                             _________________________________
                                             [Name of Supervisor]

GHS001

                                                                   APPENDIX A-1


                        INVESTMENT ADVISORY ARRANGEMENTS







































GHS001

                                                                  APPENDIX A-2


                           ADMINISTRATION ARRANGEMENTS








































GHS001

                                                                     APPENDIX B


                             CUSTODIAN ARRANGEMENTS















































GHS001

                                                                     APPENDIX C


                 INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS


                              Investment Objective




                               Investment Policies




                             Investment Restrictions
























GHS001


                                      C-1